LEASE SCHEDULE NO. 001

This Lease Schedule No. 001 dated July 19, 2007 (the “Schedule”) between MARQUETTE EQUIPMENT FINANCE, LLC (the “Lessor”) and ALPINE AVIATION, INC. (the “Lessee”) incorporates by reference the terms and conditions of Master Lease Agreement No. MEF0613 dated July 19, 2007 (the “Master Lease Agreement”), Exhibit A hereto (the “Property Description”) and Exhibit B hereto (the “Casualty Loss Schedule”), and constitutes a separate lease between Lessor and Lessee and is referred to herein as the “Lease”.  All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Lease.

1. Property:  Seven (7) Used Beech Aircraft as more fully described on the attached Exhibit A of one (1) page, which by this reference is made a part hereof.

2. Property Location:  Property will be home based at:                  Alpine Aviation, Inc.        1177 Alpine Air Way

                                                                                                                                    Provo, UT  84601

In addition, the Property may be otherwise located at:              Air Hanger – Billings        501 Northview Drive

                                                                                                                                    Billings MT  59105

                                                                                               Air Hanger – Honolulu      99 Mokuea Place, Bldg 213

                                                                                                                                     Honolulu, HI  96819

3. Property to be registered in the name of Lessor and titled in the name of Lessor

4. Acceptance Date:  As specified in the Acceptance Certificate

5. Initial Period:  Sixty (60) months starting on the Commencement Date

6. Monthly Rental:  $123,600.00, plus applicable sales/use tax

7. Deposit:  $123,600.00 applied to the last Monthly Rental, plus applicable sales/use tax

8. Total Cost:  $6,000,000.00

9. Lease Rate Factor:   .02060

10. Insurance:

a. Amount of insurance required to be carried by Lessee pursuant to Section 13(b) of the Master Lease Agreement: $6,000,000.00 allocated to the Property as more fully detailed in the Exhibit A of one (1) page “Property Coverage Per Plane” column, which by this reference is made a part hereof.

b. Amount of insurance proceeds referred to in Section 13(b)(vii)(1) of the Master Lease Agreement:  $0.00

c. Amount of insurance proceeds referred to in Section 13(b)(vii)(2) of the Master Lease Agreement:  $0.00

T:\Master Library\Core Documents\Aircraft Documents\Lease Schedule\Aircraft LS.doc

11. End of Initial Period:  At the end of the Initial Period of this Schedule Lessee may purchase all, but not less than all, of the Property for the price of $1.00, plus all taxes and other amounts due under the Lease, including but not limited to sales and use tax, property tax, late charges, and any and all other sums due, after which all of Lessor’s right, title and interest in the Property shall transfer to Lessee.

12. Payment by Electronic Transfer:  Notwithstanding Section 16(a) of the Master Lease, Lessee authorizes Lessor or its assigns to electronically transfer any rental payment due under this Schedule from Lessee’s account maintained with its financial institution in the event Lessee fails to pay said rental payment within fifteen (15) days of its due date.  Lessee further agrees to execute and deliver a written “Authorization for Pre-Authorized Payments” form to Lessor to effect such applicable transfers.  Failure, cancellation or refusal of Lessee to authorize such transfers or failure of Lessor or its assigns to receive such payments by electronic transfer shall constitute an additional Event of Default under Section 16 of the Master Lease.  Upon the occurrence of the Event of Default specified above, Lessor shall be entitled to exercise its rights and remedies under the Lease.

13. Financial Covenant Provision:  Lessee to not permit, as of any fiscal quarter end, its ratio of (a) EBITDA (as defined below) for the Reference Period to (b) equipment lease payments and principal and interest on all other funded indebtedness for the Reference Period to be less than 1.25 to 1.0.  As used herein, “EBITDA” means for any Reference Period net income plus interest expense, income tax expense, depreciation expense, amortization expense, minus interest income.  As used herein Reference Period shall mean any period of four (4) consecutive fiscal quarters ending on the measurement date; provided that (i) for the fiscal quarter ended October 31, 2007, the Reference Period shall be the six-month period ending on that date and (ii) for the fiscal quarter ended January 31, 2008, the Reference Period shall be the nine-month period ending on that date.

14. Return Provision:  Provided no Event of Default has occurred under the Lease, the Return of Property provisions, as more fully detailed in the Exhibit B to the Master Lease, shall not apply.

15. Early Termination Provision:  Provided no Event of Default has occurred under the Lease, upon thirty (30) days prior written notice to Lessor, Lessee may early terminate this Schedule at any time during the Initial Period of the Schedule by paying to Lessor the present value of the outstanding balance due under the Lease (the sum of all outstanding Initial period payments owed discounted at nine percent (9%), in addition to all taxes and other amounts due under the Lease, including but not limited to sales and use tax, property tax, late charges, and any and all other sums due) plus a prepayment penalty of three  percent (3%) during years one, two or three, a two percent (2%) prepayment penalty during year four, and a one percent (1%) prepayment penalty during year five.

16. Representation of Lessee:  Lessor and Lessee agree that this Schedule constitutes a “finance lease” under the Uniform Commercial Code – Article 2A, in that (a) Lessee has selected the Property in its sole discretion, (b) Lessor has acquired the Property solely for purposes of leasing such Property under this Schedule, and (c) Lessee has received a copy of the contract evidencing Lessor’s purchase of the Property.

T:\Master Library\Core Documents\Aircraft Documents\Lease Schedule\Aircraft LS.doc

LESSOR:	LESSEE:

MARQUETTE EQUIPMENT FINANCE, LLC	ALPINE AVIATION, INC.

BY:	/s/Monte Caldwell	BY:	/s/Eugene R. Mallette
	Monte Caldwell		Eugene R. Mallette
TITLE:	Vice President	TITLE:	CEO

T:\Master Library\Core Documents\Aircraft Documents\Lease Schedule\Aircraft LS.doc